Exhibit 99.2

SUPPLEMENTAL OPERATING & FINANCIAL DATA Q4 2017 an S&P 500 company S&P High Yield Dividend Aristocrats® index member

Table Of Contents 2 Q4 2017 Supplemental Operating & Financial Data This Supplemental Operating & Financial Data should be read in connection with the company's fourth quarter 2017 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on February 21, 2018) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 Adjusted EBITDA & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 19 Property Type Composition 20 Same Store Rental Revenue 21 Leasing Data Occupancy 23 Leasing Activity 24 Expirations 25 Earnings Guidance 26 Analyst Coverage 27

Senior Management John P. Case, Chief Executive Officer Sumit Roy, President and Chief Operating Officer Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer Michael R. Pfeiffer, Executive VP, General Counsel and Secretary Neil M. Abraham, Executive VP, Chief Investment Officer Benjamin N. Fox, Executive VP, Portfolio and Asset Management Credit Ratings Moody’s A3 Stable Outlook Standard & Poor’s BBB+ Positive Outlook Fitch BBB+ Stable Outlook Dividend Information as of February 2018 Current annualized dividend of $2.628 per share Compound average annual dividend growth rate of approximately 4.7% 572 consecutive monthly dividends declared 81 consecutive quarterly dividend increases Corporate Headquarters 11995 El Camino Real San Diego, California 92130 Phone: (858) 284-5000 Website: www.realtyincome.com Transfer Agent Equiniti Trust Company Phone: (800) 468-9716 Website: www.shareowneronline.com Corporate Profile Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants. The company has in-house acquisition, portfolio management, asset management, real estate research, credit research, legal, finance and accounting, information technology, and capital markets capabilities. Over the past 49 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements. Portfolio Overview At December 31, 2017, we owned a diversified portfolio of 5,172 properties located in 49 states and Puerto Rico, with over 89 million square feet of leasable space. Our properties are leased to 249 different commercial tenants doing business in 47 separate industries. Approximately 81% of our quarterly rental revenues were generated from retail properties, 12% from industrial properties, and the remaining 7% were from other property types. Our physical occupancy rate as of December 31, 2017 was 98.4%, with a weighted average remaining lease term of approximately 9.5 years. Common Stock Our Common Stock is traded on the New York Stock Exchange under the symbol "O" Corporate Overview 3 Q4 2017 Supplemental Operating & Financial Data December 31, 2017 Closing price $ 57.02 Shares and units outstanding 284,618,889 Market value of common equity $ 16,228,969,000 Total market capitalization $ 22,355,118,000

Consolidated Statements Of Income (dollars in thousands, except per share amounts) 4 Q4 2017 Supplemental Operating & Financial Data (unaudited) (unaudited) Three months ended Year ended December 31, December 31, 2017 2016 2017 2016 REVENUE Rental $ 298,899 $ 275,224 $ 1,166,224 $ 1,057,413 Tenant reimbursements 11,165 11,363 46,082 43,104 Other 590 1,256 3,462 2,655 Total revenue 310,654 287,843 1,215,768 1,103,172 EXPENSES Depreciation and amortization 127,033 117,752 498,788 449,943 Interest 61,477 48,935 247,413 219,974 General and administrative 15,219 13,559 58,446 51,966 Property (including reimbursable) 16,652 17,411 69,480 62,865 Income taxes 3,424 449 6,044 3,262 Provisions for impairment 6,679 3,709 14,751 20,664 Total expenses 230,484 201,815 894,922 808,674 Gain of sales of real estate 23,208 6,696 40,898 21,979 Loss on extinguishment of debt (42,426) - (42,426) - Net income 60,952 92,724 319,318 316,477 Net income attributable to noncontrolling interests (100) (283) (520) (906) Net income attributable to the Company 60,852 92,441 318,798 315,571 Preferred stock dividends - (6,770) (3,911) (27,080) Excess of redemption value over carrying value of preferred shares subject to redemption - - (13,373) - Net income available to common stockholders $ 60,852 $ 85,671 $ 301,514 $ 288,491 Net income available to common stockholders per common share: Basic and diluted $ 0.22 $ 0.33 $ 1.10 $ 1.13

Funds From Operations (FFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations.

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts' (NAREIT's) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments.

	Three months ended December 31,		Year ended December 31,	
	2017	2016	2017	2016
Net income available to common stockholders	$ 60,852	$ 85,671	$ 301,514	$ 288,491
Depreciation and amortization	127,033	117,752	498,788	449,943
Depreciation of furniture, fixtures and equipment	(118)	(172)	(557)	(747)
Provisions for impairment	6,679	3,709	14,751	20,664
Gain on sales of real estate	(23,208)	(6,696)	(40,898)	(21,979)
FFO adjustments allocable to noncontrolling interests	(250)	(431)	(933)	(977)
FFO available to common stockholders	$ 170,988	$ 199,833	$ 772,665	$ 735,395
FFO allocable to dilutive noncontrolling interests	-	266	877	1,435
Diluted FFO	$ 170,988	$ 200,099	$ 773,542	$ 736,830
FFO per common share:				
Basic	$ 0.61	$ 0.77	$ 2.83	$ 2.88
Diluted	$ 0.61	$ 0.77	$ 2.82	$ 2.88
Distributions paid to common stockholders	$ 179,306	$ 156,741	$ 689,294	$ 610,516
FFO available to common stockholders (less than) in excess of distributions paid to common stockholders	$ (8,318)	$ 43,092	$ 83,371	$ 124,879
Weighted average number of common shares used for FFO per share computations:				
Basic	281,923,090	258,373,179	273,465,680	255,066,500
Diluted	282,023,488	259,010,432	273,936,752	255,822,679

Q4 2017 Supplemental Operating & Financial Data 5

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three months ended December 31,		Year ended December 31,	
	2017	2016	2017	2016
Net income available to common stockholders	$ 60,852	$ 85,671	$ 301,514	$ 288,491
Cumulative adjustments to calculate FFO [1]	110,136	114,162	471,151	446,904
FFO available to common stockholders	170,988	199,833	772,665	735,395
Excess of redemption value over carrying value of Class F preferred share redemption	-	-	13,373	-
Amortization of share-based compensation	3,305	2,803	13,946	12,007
Amortization of deferred financing costs	1,193	1,492	5,326	5,352
Amortization of net mortgage discounts (premiums)	1,114	(745)	(466)	(3,414)
Loss on extinguishment of debt	42,426	-	42,426	-
Gain on interest rate swaps	(2,022)	(7,474)	(3,250)	(1,639)
Leasing costs and commissions	(326)	(233)	(1,575)	(797)
Recurring capital expenditures	(376)	(193)	(912)	(679)
Straight-line rent	(4,859)	(5,239)	(17,191)	(19,451)
Amortization of above and below-market leases	3,800)	2,627	14,013	9,297
Other adjustments	69	93	283	303
Total AFFO available to common stockholders	$ 215,312	$ 192,964	$ 838,638	$ 736,374
AFFO allocable to dilutive noncontrolling interests	293	262	1,178	1,455
Diluted AFFO	$ 215,605	$ 193,226	$ 839,816	$ 737,829
AFFO per common share				
Basic	$ 0.76	$ 0.75	$ 3.07	$ 2.89
Diluted	$ 0.76	$ 0.75	$ 3.06	$ 2.88
Distributions paid to common stockholders	$ 179,306	$ 156,741	$ 689,294	$ 610,516
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 36,006	$ 36,223	$ 149,344	$ 125,858
Weighted average number of common shares used for AFFO per share computations:				
Basic	281,923,090	258,373,179	273,465,680	255,066,500
Diluted	282,428,692	259,010,432	274,024,934	255,822,679

[1] See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q4 2017 Supplemental Operating & Financial Data 6

Consolidated Balance Sheets (dollars in thousands , except per share amounts) 7 Q4 2017 Supplemental Operating & Financial Data December 31, 2017 December 31, 2016 ASSETS (unaudited) Real estate, at cost: Land $ 4,080,400 $ 3,752,204 Buildings and improvements 10,936,069 10,112,212 Total real estate, at cost 15,016,469 13,864,416 Less accumulated depreciation and amortization (2,346,644) (1,987,200) Net real estate held for investment 12,699,825 11,877,216 Real estate held for sale, net 6,674 26,575 Net real estate 12,676,499 11,903,791 Cash and cash equivalents 6,898 9,420 Accounts receivable, net 119,533 104,584 Acquired lease intangible assets, net 1,194,930 1,082,320 Goodwill 14,970 15,067 Other assets, net 45,336 37,689 Total assets $ 14,058,166 $ 13,152,871 LIABILITIES AND EQUITY Distributions payable $ 60,799 $ 55,235 Accounts payable and accrued expenses 109,523 121,156 Acquired lease intangible liabilities, net 268,796 264,206 Other liabilities 116,869 85,616 Line of credit payable 110,000 1,120,000 Term loans, net 445,286 319,127 Mortgages payable, net 325,941 466,045 Notes payable, net 5,230,244 3,934,433 Total liabilities $ 6,667,458 $ 6,365,818 Stockholders' equity: Preferred stock and paid in capital, par value $0.01 per share, 69,900,000 shares authorized, no shares issued and outstanding $ - $ 395,378 as of December 31, 2017 and 16,350,000 issued and outstanding as of December 31, 2016, liquidation preference $25.00 per share Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 284,213,685 shares issued and outstanding as of December 31, 2017 and 260,168,259 shares issued and outstanding as of December 31, 2016 9,624,264 8,228,594 Distributions in excess of net income (2,252,763) (1,857,168) Total stockholders' equity 7,371,501 6,766,804 Noncontrolling interests 19,207 20,249 Total equity 7,390,708 6,787,053 Total liabilities and equity $ 14,058,166 $ 13,152,871

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of December 31, 2017	Principal Balance as of December 31, 2017	% of Debt	Interest Rate as of December 31, 2017	Weighted Average Years until Maturity
Credit Facility					
Credit Facility [1]	June 30, 2019	$ 110,000	1.8%	4.5%	1.5 years
Unsecured Term Loans					
Term Loan – Acquisition [2]	January 2, 2018	125,866	2.1%	1.52%	0.0 years
Term Loan - Tau [3]	January 21, 2018	70,000	1.1%	2.46%	0.1 years
Term Loan - Realty Income [4]	June 30, 2020	250,000	4.1%	2.47%	2.5 years
	Principal amount	445,866	7.3%	2.20%	1.4 years
Deferred financing costs		(580)			
	Carrying value	445,286			
Senior Unsecured Notes and Bonds					
2.000% Notes due 2018	January 31, 2018	350,000	5.7%	2.00%	
5.750% Notes due 2021	January 15, 2021	250,000	4.1%	5.75%	
3.250% Notes due 2022	October 15, 2022	950,000	15.5%	3.25%	
4.650% Notes due 2023	August 1, 2023	750,000	12.2%	4.65%	
3.875% Notes due 2024	July 15, 2024	350,000	5.7%	3.88%	
4.125% Notes due 2026	October 15, 2026	650,000	10.6%	4.13%	
3.000% Notes due 2027	January 15, 2027	600,000	9.8%	3.00%	
3.650% Notes due 2028	January 15, 2028	550,000	9.0%	3.65%	
5.875% Bonds due 2035	March 15, 2035	250,000	4.1%	5.88%	
4.650% Notes due 2047	March 15, 2047	550,000	9.0%	4.65%	
	Principal amount	5,250,000	85.7%	3.92%	9.3 years
Unamortized net premiums and deferred financing costs		(19,756)			
	Carrying value	5,230,244			
Mortgages Payable					
28 mortgages on 62 properties	June 2018 - June 2032	320,283[5]	5.2%	5.01%	4.0 years
Unamortized net premiums and deferred financing costs		5,658			
	Carrying value	325,941			
	TOTAL DEBT $	**6,126,149**[6]			
	Fixed Rate $	**5,993,753**	**98%**		
	Variable Rate $	**132,396**	**2%**		

(1) We have a $2.0 billion unsecured acquisition credit facility with an initial term that expires in June 2019. It includes, at our election, two six-month extension options, at a cost of 0.075% of the facility commitment, or $1.5 million per option. The credit facility also has a $1.0 billion expansion option. As of December 31, 2017, approximately $1.89 billion was available on the credit facility. As of December 31, 2017, the entirety of the credit facility balance was borrowed under our Swingline Loan subfacility, which accrued interest at the Base Rate of 4.50%. On January 3, 2018, we converted the Base Rate Loan to a LIBOR Loan, which bears interest at one month LIBOR plus 0.85%. The Swingline Loan was outstanding for five calendar days.

(2) In December 2017, in conjunction with the acquisition of a portfolio of properties, we entered into a $125.9 million promissory note, which was paid in full at maturity during January 2018.

(3) Borrowing under the term loan bears interest at the current one month LIBOR plus 1.10%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.05%. In January 2018 we entered into a six month extension of this loan, which now matures in July 2018 and includes, at our election, two six-month extensions options. Upon extension, we terminated the interest rate swap and the borrowing rate was reduced to LIBOR plus 0.90%.

(4) Borrowing under the term loan bears interest at the current one month LIBOR plus 0.90%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.62%.

(5) The mortgages payable are at fixed interest rates, except for mortgages totaling $22.4 million as of December 31, 2017.

(6) Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, as well as non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

Q4 2017 Supplemental Operating & Financial Data 8

Debt Maturities (dollars in millions) 9 Q4 2017 Supplemental Operating & Financial Data Debt Maturities Year of Credit Term Mortgages Senior Unsecured Weighted Average Maturity Facility Loans Payable Notes and Bonds Total Interest Rate (1) 2018 $ - $ 195.9 $ 21.9 $ 350.0 $ 567.8 2.10% 2019 110.0 - 20.7 - 130.7 4.44% 2020 - 250.0 82.4 - 332.4 3.57% 2021 - - 67.0 250.0 317.0 5.70% 2022 - - 109.7 950.0 1,059.7 3.43% Thereafter - - 18.6 3,700.0 3,718.6 4.16% Totals $ 110.0 $ 445.9 $ 320.3 $ 5,250.0 $ 6,126.2 Mortgages Payable Maturities by Quarter Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2018 $ 1.3 $ 12.1 $ 1.2 $ 7.3 $ 21.9 5.15% 2019 1.2 1.3 17.0 1.2 20.7 4.44% 2020 1.2 1.2 12.6 67.4 82.4 4.99% 2021 18.2 17.7 30.7 0.4 67.0 5.50% 2022 0.4 10.0 61.6 37.7 109.7 4.98% Thereafter - - - - 18.6 5.12% Totals $ 22.3 $ 42.3 $ 123.1 $ 114.0 $ 320.3 (1) Weighted average interest rate for 2019 excludes the credit facility.

Capital Structure as of December 31, 2017 Capitalization & Financial Ratios (dollars in thousands , except per share amounts) 10 Q4 2017 Supplemental Operating & Financial Data Liquidity as of December 31, 2017 Cash on Hand $ 6,898 Availability under Credit Facility 1,890,000 $ 1,896,898 Capitalization as of December 31, 2017 Principal Debt Balance Credit Facility $ 110,000 Unsecured Term Loans 445,866 Senior Unsecured Notes and Bonds 5,250,000 Mortgages Payable 320,283 Total Debt $ 6,126,149 Equity Shares / Units Stock Price Market Value Common Stock (NYSE: O) 284,213,685 $ 57.02 $ 16,205,864 Common Units (1) 405,204 $ 57.02 23,105 Total Equity $ 16,228,969 Total Market Capitalization (2) $ 22,355,118 Debt/Total Market Capitalization (2) 27.4% (1) Common units are exchangeable into cash or common stock at our option at a conversion ratio of 1:1, subject to certain exceptions. (2) Our enterprise value was $22,348,220 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data Year-over-Year 2017 2016 Growth Rate Common Dividend Paid per Share $ 2.527 $ 2.392 5.6% AFFO per Share (diluted) $ 3.06 $ 2.88 6.3% AFFO Payout Ratio 82.6% 83.1% Debt 27.4% Common Stock 72.6%

Adjusted EBITDA & Coverage Ratios (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Reconciliation of Net Income to Adjusted EBITDA [1]

		Three months ended December 31, 2017
Net income	$	60,952
Interest [2]		103,903
Income taxes		3,424
Depreciation and amortization		127,033
Impairment loss		6,679
Gain on sales of real estate		(23,208)
Quarterly Adjusted EBITDA	$	278,783
Annualized Adjusted EBITDA	$	1,115,132
Debt/Adjusted EBITDA [3]		5.5

(1) Adjusted EBITDA, a non-GAAP measure, means, for the most recent quarter, annualized earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, (v) gain on sales, and (vi) loss on extinguishment of debt. Our adjusted EBITDA may not be comparable to adjusted EBITDA reported by other companies that interpret the definitions of adjusted EBITDA differently than we do. Management believes adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly adjusted EBITDA metric is meaningful because it represents the Company's current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly adjusted EBITDA is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDA should be considered along with, but not as an alternative to, net income as a measure of our operating performance.

(2) Interest expense includes the $42,426 loss on extinguishment of debt resulting from the early redemption of our $550 million of outstanding 6.75% notes due August 2019.

(3) Our ratio of debt to adjusted EBITDA, which is used by management as a measure of leverage, is calculated by annualizing quarterly adjusted EBITDA and then dividing by our total debt per the consolidated balance sheet.

(4) Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service coverage.

(5) Fixed charge coverage is calculated in exactly the same manner as the debt service coverage (which is calculated on page 12), except that preferred stock dividends are also added to the denominator. Since we redeemed our Class F preferred stock in April 2017, our fixed charge coverage is equivalent to our debt service coverage.

Debt Service Coverage [4]



5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
4.8
4.1
4.4
4.7
4.8
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017

Fixed Charge Coverage [5]



5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
4.2
4.1
4.4
4.7
4.8
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017

Q4 2017 Supplemental Operating & Financial Data 11

Debt Covenants 12 Q4 2017 Supplemental Operating & Financial Data As of December 31, 2017 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt < 60% of adjusted undepreciated assets 40.6% Limitation on incurrence of secured debt < 40% of adjusted undepreciated assets 2.2% Debt service and fixed charge coverage (trailing 12 months) (1) > 1.5 x 4.8x Maintenance of total unencumbered assets > 150% of unsecured debt 249.6% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on January 1, 2017, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of January 1, 2017, nor does it purport to reflect our debt service coverage ratio for any future period. Our fixed charge coverage is calculated in exactly the same manner as our debt service coverage, except that preferred stock dividends are also added to the denominator; since we redeemed our Class F preferred dividends in April 2017, our fixed charge coverage ratio is equivalent to our debt service coverage.

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2017

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate (1)	Weighted Average Lease Term (Years)
New Property Acquisitions (2)	51	$ 365,754	$ 22,190	1,026,428	6.1%	16.5
Properties under Development (3)	9	4,982	382	435,298	7.7%	11.3
Total Real Estate Investments	60	$ 370,736	$ 22,572	1,461,726	6.1%	16.4

Approximately 68% of the annualized revenue generated by these investments is from investment grade tenants (4)

Second Quarter 2017

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate (1)	Weighted Average Lease Term (Years)
New Property Acquisitions (2)	63	$ 316,250	$ 20,714	1,776,722	6.5%	13.1
Properties under Development (3)	10	4,953	398	155,312	8.0%	10.7
Total Real Estate Investments	73	$ 321,203	$ 21,112	1,932,034	6.6%	13.0

Approximately 33% of the annualized revenue generated by these investments is from investment grade tenants (4)

Third Quarter 2017

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate (1)	Weighted Average Lease Term (Years)
New Property Acquisitions (2)	50	$ 258,463	$ 18,232	914,033	7.1%	15.1
Properties under Development (3)	6	6,453	410	35,173	6.4%	17.1
Total Real Estate Investments	56	$ 264,916	$ 18,642	949,206	7.0%	15.2

Approximately 10% of the annualized revenue generated by these investments is from investment grade tenants (4)

Fourth Quarter 2017

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate (1)	Weighted Average Lease Term (Years)
New Property Acquisitions (2)	122	$ 557,754	$ 34,892	3,437,713	6.3%	13.6
Properties under Development (3)	8	4,813	270	18,000	5.6%	16.0
Total Real Estate Investments	130	$ 562,567	$ 35,162	3,455,713	6.3%	13.6

Approximately 65% of the annualized revenue generated by these investments is from investment grade tenants (4)

2017

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate (1)	Weighted Average Lease Term (Years)
New Property Acquisitions (2)	286	$ 1,498,221	$ 96,028	7,154,896	6.4%	14.5
Properties under Development (3)	17	21,201	1,460	643,783	6.9%	14.1
Total Real Estate Investments	303	$ 1,519,422	$ 97,488	7,798,679	6.4%	14.4

Approximately 48% of the annualized revenue generated by these investments is from investment grade tenants (4)

(1) Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).

(2) The new property acquisitions were completed through 11 independent transactions during the first quarter of 2017, 26 independent transactions during the second quarter of 2017, 13 independent transactions during the third quarter of 2017, and 30 independent transactions during the fourth quarter of 2017.

(3) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

(4) Refer to footnote 2 on page 16 for our definition of investment grade tenants.

Q4 2017 Supplemental Operating & Financial Data 13

Disposition Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2017

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate (1)
Occupied	2	$ 12,004	$ 9,264	$ 14,831	8.3%
Vacant	12	18,718	11,329	16,401	-
Total Real Estate Dispositions	14	$ 30,722	$ 20,593	$ 31,232	

The unlevered internal rate of return on properties sold during the first quarter was 9.8%

Second Quarter 2017

	Number of Properties	Original Investment	Net Book Value	Net Proceeds (2)	Cash Capitalization Rate (1)
Occupied	2	$ 3,419	$ 2,805	$ 4,015	6.6%
Vacant	12	16,047	6,719	8,284	-
Total Real Estate Dispositions	14	$ 19,466	$ 9,524	$ 12,299	

The unlevered internal rate of return on properties sold during the second quarter was 9.5%

Third Quarter 2017

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate (1)
Occupied	7	$ 17,248	$ 15,518	$ 18,828	7.6%
Vacant	10	12,480	5,593	6,652	-
Total Real Estate Dispositions	17	$ 29,728	$ 21,111	$ 25,480	

The unlevered internal rate of return on properties sold during the third quarter was 13.6%

Fourth Quarter 2017

	Number of Properties	Original Investment	Net Book Value	Net Proceeds (2)	Cash Capitalization Rate (1)
Occupied	8	$ 92,357	$ 69,681	$ 94,119	6.9%
Vacant	5	6,568	2,541	3,098	-
Total Real Estate Dispositions	13	$ 98,925	$ 72,222	$ 97,217	

The unlevered internal rate of return on properties sold during the fourth quarter was 8.7%

2017

	Number of Properties	Original Investment	Net Book Value	Net Proceeds (2)	Cash Capitalization Rate (1)
Occupied	19	$ 125,028	$ 97,268	$ 131,793	7.1%
Vacant	39	53,813	26,182	34,435	-
Total Real Estate Dispositions	58	$ 178,841	$ 123,450	$ 166,228	

The unlevered internal rate of return on properties sold during 2017 was 9.9%

(1) Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

(2) Data excludes properties sold as a result of eminent domain activities. During the second and fourth quarters of 2017 we were awarded net proceeds of $475,000 and $273,000, respectively, related to two eminent domain transactions.

Q4 2017 Supplemental Operating & Financial Data 14

(1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place. (2) Estimated rental revenue commencement dates on properties under development are between January 2018 and July 2018. Development Pipeline (dollars in thousands) 15 Q4 2017 Supplemental Operating & Financial Data Retail Number of Properties Investment to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 3 $ 14,435 $ 11,632 $ 26,067 100% Development of existing properties 1 1,056 1,088 2,144 100% 4 $ 15,491 $ 12,720 $ 28,211 Non-Retail Number of Properties Investment to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 1 $ - $ 51,583 $ 51,583 100% Development of existing properties 1 2,238 132 2,370 100% 2 $ 2,238 $ 51,715 $ 53,953 Total Number of Properties Investment to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 4 $ 14,435 $ 63,215 $ 77,650 100% Development of existing properties 2 3,294 1,220 4,514 100% 6 $ 17,729 $ 64,435 $ 82,164

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at December 31, 2017 include the following:

Tenant	Number of Properties	% of Revenue	Investment Grade Ratings (Moody's/S&P/Fitch)
Walgreens	203	6.5%	Baa2/ BBB/ BBB
FedEx	43	5.1%	Baa2/ BBB/ -
LA Fitness	53	4.0%	-
Dollar General	532	3.9%	Baa2/ BBB/ -
Dollar Tree / Family Dollar	468	3.6%	-
AMC Theatres	32	3.6%	-
Walmart / Sam's Club	51	3.0%	Aa2/ AA/ AA
Circle K (Couch-Tard)	298	2.5%	Baa2/ BBB/ -
BJ's Wholesale Clubs	15	2.2%	-
Treasury Wine Estates	17	2.1%	-
Life Time Fitness	11	2.0%	-
Regal Cinemas	25	1.9%	-
CVS Pharmacy	76	1.9%	Baa1/ BBB+/ -
Super America (Andeavor)	134	1.8%	Baa3/ BBB-/ BBB-
GPM Investment / Fas Mart	216	1.8%	-
Rite Aid	69	1.7%	-
7-Eleven	111	1.7%	Baa1/ AA-/ -
TBC Corporation (Sumitomo)	159	1.5%	Baa1/ A-/ -
Kroger	14	1.5%	Baa1/ BBB/ BBB
FreedomRoads / Camping World	19	1.2%	-

Weighted Average EBITDAR/Rent Ratio on Retail Properties **2.8x** (1)

Median EBITDAR/Rent Ratio on Retail Properties **2.7x** (1)

(1) Based on the analysis of the most recently provided information from retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants (2):

Number of Properties	2,186
Percentage of Annualized Rents	46%
Percentage of Leases with Rental Increases, Based on Revenue	70%



32%
49%
5%
14%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(2) We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 46% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 9% from properties leased to subsidiaries of investment grade companies. Refer to page 20 for investment grade composition by property type.

Q4 2017 Supplemental Operating & Financial Data 16

* Less than 0.1% Industry Diversification 17 Q4 2017 Supplemental Operating & Financial Data (1) Includes rental revenue for all properties owned at the end of each period presented, including revenue from properties reclassified as discontinued operations. Percentage of Rental Revenue (1) For the Quarter Ended For the Year Ended December 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2017 2017 2016 2015 2014 2013 Retail industries Apparel stores 1.5% 1.6% 1.9% 2.0% 2.0% 1.9 % Automotive collision services 1.0 1.0 1.0 1.0 0.8 0.8 Automotive parts 1.4 1.3 1.3 1.4 1.3 1.2 Automotive service 2.4 2.2 1.9 1.9 1.8 2.1 Automotive tire services 2.5 2.6 2.7 2.9 3.2 3.6 Book stores * * * * * * Child care 1.8 1.8 1.9 2.0 2.2 2.8 Consumer electronics 0.4 0.3 0.3 0.3 0.3 0.3 Convenience stores 9.4 9.6 8.7 9.2 10.1 11.2 Crafts and novelties 0.5 0.5 0.5 0.5 0.5 0.5 Dollar stores 7.7 7.9 8.6 8.9 9.6 6.2 Drug stores 10.6 10.9 11.2 10.6 9.5 8.1 Education 0.3 0.3 0.3 0.3 0.4 0.4 Entertainment 0.5 0.4 0.5 0.5 0.5 0.6 Equipment services * * 0.1 0.1 0.1 0.1 Financial services 2.1 2.1 1.4 1.3 1.4 1.5 General merchandise 1.9 1.8 1.5 1.4 1.2 1.1 Grocery stores 4.5 4.4 3.1 3.0 3.0 2.9 Health and fitness 7.5 7.5 8.1 7.7 7.0 6.3 Health care 0.8 0.8 0.9 1.0 1.1 1.1 Home furnishings 0.8 0.8 0.7 0.7 0.7 0.9 Home improvement 2.8 2.6 2.5 2.4 1.7 1.6 Jewelry 0.1 0.1 0.1 0.1 0.1 0.1 Motor vehicle dealerships 1.9 2.1 1.9 1.6 1.6 1.6 Office supplies 0.2 0.2 0.3 0.3 0.4 0.5 Pet supplies and services 0.6 0.6 0.6 0.7 0.7 0.8 Restaurants - casual dining 3.7 3.8 3.9 3.8 4.3 5.1 Restaurants - quick service 5.5 5.1 4.9 4.2 3.7 4.4 Shoe stores 0.4 0.4 0.5 0.5 0.1 0.1 Sporting goods 1.1 1.4 1.6 1.8 1.6 1.7 Telecommunications * * * - - - Theaters 5.7 5.0 4.9 5.1 5.3 6.2 Transportation services 0.1 0.1 0.1 0.1 0.1 0.1 Wholesale clubs 3.2 3.3 3.6 3.8 4.1 3.9 Other * * * * * 0.1 Retail industries 82.9% 82.5% 81.5% 81.1% 80.4% 79.8%

Industry Diversification (Cont’d) 18 Q4 2017 Supplemental Operating & Financial Data * Less than 0.1% (1) Includes rental revenue for all properties owned at the end of each period presented, including revenue from properties reclassified as discontinued operations. Percentage of Rental Revenue (1) For the Quarter Ended For the Year Ended December 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2017 2017 2016 2015 2014 2013 Non-retail industries Aerospace 0.9% 0.9% 1.0% 1.1% 1.2% 1.2 % Beverages 2.6 2.7 2.6 2.7 2.8 3.3 Consumer appliances 0.5 0.5 0.5 0.6 0.5 0.6 Consumer goods 0.7 0.8 0.9 0.9 0.9 1.0 Crafts and novelties 0.1 0.1 0.1 0.1 0.1 0.1 Diversified industrial 0.8 0.9 0.9 0.8 0.5 0.2 Electric utilities 0.1 0.1 0.1 0.1 0.1 * Equipment services 0.4 0.4 0.5 0.4 0.5 0.4 Financial services 0.3 0.3 0.4 0.4 0.4 0.5 Food processing 0.6 0.6 1.1 1.2 1.4 1.5 General merchandise 0.2 0.2 0.3 0.3 0.3 - Government services 0.9 1.0 1.1 1.2 1.3 1.4 Health care 0.5 0.6 0.6 0.7 0.7 0.8 Home furnishings 0.1 0.1 0.1 0.2 0.2 0.2 Home improvement 0.1 * - - - - Insurance 0.1 0.1 0.1 0.1 0.1 0.1 Machinery 0.1 0.1 0.1 0.1 0.2 0.2 Other manufacturing 0.8 0.8 0.8 0.7 0.7 0.6 Packaging 1.1 1.0 0.8 0.8 0.8 0.9 Paper 0.1 0.1 0.1 0.1 0.1 0.2 Shoe stores 0.2 0.2 0.2 0.2 0.8 0.9 Telecommunications 0.6 0.6 0.6 0.7 0.7 0.7 Transportation services 5.2 5.3 5.4 5.3 5.1 5.3 Other 0.1 0.1 0.2 0.2 0.2 0.1 Non-retail industries 17.1% 17.5% 18.5% 18.9% 19.6% 20.2 % Totals 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Geographic Diversification (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended December 31, 2017[1]	Percentage of Rental Revenue
Alabama	164	98%	1,567,500	$ 5,603	1.9%
Alaska	3	67	275,900	566	0.2
Arizona	115	99	1,808,300	6,653	2.2
Arkansas	74	100	887,700	2,035	0.7
California	186	99	5,316,000	27,804	9.3
Colorado	83	99	1,458,400	4,738	1.6
Connecticut	22	91	521,000	2,042	0.7
Delaware	18	100	93,000	718	0.2
Florida	373	99	4,092,300	17,322	5.8
Georgia	258	99	4,315,900	12,718	4.3
Idaho	12	100	87,000	419	0.1
Illinois	253	98	5,791,200	18,482	6.2
Indiana	173	97	2,154,600	8,578	2.9
Iowa	42	88	2,978,500	3,836	1.3
Kansas	94	96	1,857,100	4,869	1.6
Kentucky	68	99	1,667,700	4,198	1.4
Louisiana	106	97	1,547,900	4,169	1.4
Maine	15	100	174,700	1,121	0.4
Maryland	36	97	1,012,300	4,582	1.5
Massachusetts	79	96	729,400	3,641	1.2
Michigan	163	99	1,781,000	6,475	2.2
Minnesota	159	100	2,028,400	9,907	3.3
Mississippi	140	95	1,623,200	4,659	1.6
Missouri	152	97	2,688,000	8,414	2.8
Montana	11	100	87,000	501	0.2
Nebraska	38	100	749,700	1,865	0.6
Nevada	23	96	1,092,700	1,459	0.5
New Hampshire	19	100	315,800	1,547	0.5
New Jersey	75	99	1,000,900	5,546	1.9
New Mexico	32	100	355,700	1,024	0.3
New York	99	99	2,753,400	14,728	5.0
North Carolina	182	99	2,792,500	8,212	2.8
North Dakota	6	100	117,700	211	0.1
Ohio	256	99	6,774,600	15,418	5.2
Oklahoma	134	100	1,653,500	4,660	1.6
Oregon	28	100	593,300	2,399	0.8
Pennsylvania	168	98	1,956,800	8,683	2.9
Rhode Island	4	100	161,600	841	0.3
South Carolina	159	99	1,626,700	6,571	2.2
South Dakota	15	100	195,200	468	0.2
Tennessee	234	98	3,565,000	9,203	3.1
Texas	519	99	9,583,400	27,830	9.4
Utah	22	100	970,600	2,272	0.8
Vermont	5	100	98,000	489	0.2
Virginia	169	96	3,114,700	8,332	2.8
Washington	43	98	733,400	3,097	1.0
West Virginia	18	100	395,600	1,228	0.4
Wisconsin	115	100	2,374,300	6,929	2.3
Wyoming	6	100	54,700	276	0.1
Puerto Rico	4	100	28,300	149	*
Totals\Average	5,172	98%	89,602,100	$ 297,487	100.0%

* Less than 0.1%
[1] Includes rental revenue for all properties owned at December 31, 2017. Excludes rental revenue of $1,412 from sold properties.

Q4 2017 Supplemental Operating & Financial Data 19

Property Type Composition (dollars in thousands) 20 Q4 2017 Supplemental Operating & Financial Data (1) Includes rental revenue for all properties owned at December 31, 2017. Excludes rental revenue of $1,412 from sold properties. (2) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Number of Properties Approximate Leasable Square Feet Rental Revenue for the Quarter Ended Percentage of Rental Revenue for the Quarter Ended Percentage of Annualized Revenue from Investment Grade Tenants Property Type December 31, 2017 (1) December 31, 2017 (2) Retail 4,999 60,289,500 $ 240,006 80.7% 39.3 % Industrial 116 26,023,400 37,331 12.5 81.6 Office 42 3,104,700 13,579 4.6 85.3 Agriculture 15 184,500 6,571 2.2 - Totals 5,172 89,602,100 $ 297,487 100.0 % Retail 80.7% Industrial 12.5% Office 4.6% Agriculture 2.2%

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Fourth Quarter 2017

Same Store Rental Revenue

Number of Properties	4,254
Q4 2017	$244,872
Q4 2016	$242,452
Increase (in dollars)	$2,420
Increase (percent)	1.0%

Top 3 Industries Contributing to the Change

Industry	Quarter ended December 31, 2017	Quarter ended December 31, 2016	Net Change	% Change by Industry
Child Care	$ 4,972	$ 4,641	$ 331	7.1%
Restaurants – Casual Dining	7,589	7,272	317	4.4%
Health and Fitness	20,434	20,118	316	1.6%

2017

Same Store Rental Revenue

Number of Properties	4,254
2017	$973,117
2016	$963,283
Increase (in dollars)	$9,834
Increase (percent)	1.0%

Top 3 Industries Contributing to the Change

Industry	Year ended December 31, 2017	Year ended December 31, 2016	Net Change	% Change by Industry
Health and Fitness	$ 81,322	$ 80,159	$ 1,163	1.5%
Child Care	19,775	18,706	1,069	5.7%
Theaters	49,983	49,393	590	1.2%

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,
(ii) under development or redevelopment, or
(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent and the amortization of above and below-market leases.

Same Store Rental Revenue for all Properties Owned(1)

Number of Properties	4,410
2017	$1,002,902
2016	$992,962
Increase (in dollars)	$9,940
Increase (percent)	1.0%

(1)Includes revenue generated from all properties owned continuously from January 1, 2016 through December 31, 2017.

Q4 2017 Supplemental Operating & Financial Data 21

Same Store Rental Revenue (Cont’d)(dollars in thousands) 22 Q4 2017 Supplemental Operating & Financial Data Same Store Rental Revenue by Property Type Fourth Quarter 2017 Quarter ended Quarter ended Net % Change by Contribution by Property Type December 31, 2017 December 31, 2016 Change Property Type Property Type Retail $ 194,640 $ 192,550 $ 2,090 1.1% 86.4% Industrial 31,473 31,188 285 0.9% 11.8% Office 13,292 13,315 (23) -0.2% -1.0% Agriculture 5,467 5,399 68 1.2% 2.8% Total $ 244,872 $ 242,452 $ 2,420 1.0% 100% 2017 Year ended Year ended Net % Change by Contribution by Property Type December 31, 2017 December 31, 2016 Change Property Type Property Type Retail $ 772,268 $ 764,563 $ 7,705 1.0% 78.3% Industrial 126,018 124,468 1,550 1.2% 15.8% Office 53,084 52,773 311 0.6% 3.2% Agriculture 21,747 21,479 268 1.3% 2.7% Total $ 973,117 $ 963,283 $ 9,834 1.0% 100%

Occupancy

REALTY INCOME
The Monthly Dividend Company®

By Property

Occupied Properties	5,089
Total Properties	5,172
Occupancy	98.4%

By Square Footage

Occupied Square Footage	87,742,464
Total Square Footage	89,602,143
Occupancy	97.9%

By Rental Revenue (Economic Occupancy)

Quarterly Rental Revenue	$	294,009,690
Quarterly Vacant Rental Revenue	$	4,581,829[1]
Occupancy		98.5%

[1] Based on contractual monthly rents received immediately preceding the date of vacancy.

Change in Occupancy

Vacant Properties at 9/30/17		86
Expiration Activity [1]	+	80
Leasing Activity [2]	-	78
Vacant Property Sales Activity [3]	-	5
Vacant Properties at 12/31/17		83

[1] Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter.
[2] Includes 71 expirations that were re-leased to the same tenants without vacancy, three that were re-leased to a new tenant without vacancy, and four that were re-leased to a new tenant after a period of vacancy. See page 24 for additional detail on re-leasing activity.
[3] Includes four properties that were vacant at the beginning of the quarter.

Occupancy by Number of Properties



99.0%
98.0%
97.0%
96.0%
95.0%
94.0%
93.0%
92.0%
91.0%
90.0%
98.4%
97.8%
98.0%
98.3%
98.3%
98.3%
98.5%
98.3%
98.4%
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017

Q4 2017 Supplemental Operating & Financial Data 23

Leasing Activity (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q4 2017	Re-leased to Same Tenant	Re-leased to New Tenant: Without Vacancy	Re-leased to New Tenant: After a Period of Vacancy	Re-leasing Totals
Prior Cash Rents	$ 7,675	$ 232	$ 995	$ 8,902
New Cash Rents*	$ 8,053	$ 272	$ 769	$ 9,094
Recapture Rate	104.9 %	117.6 %	77.2 %	102.2 %
Number of Leases	71	3	4	78
Average Months Vacant	-	-	14.9	0.8
Additional Invested Capital	$ 1,360	$ -	$ 10	$ 1,370
Incremental Yield(1)	9.9 %	-	-	9.9 %

*Percentage of Total Annualized Portfolio Rental Revenue: 0.8 %

2017	Re-leased to Same Tenant	Re-leased to New Tenant: Without Vacancy	Re-leased to New Tenant: After a Period of Vacancy	Re-leasing Totals
Prior Cash Rents	$ 35,686	$ 1,141	$ 4,093	$ 40,920
New Cash Rents*	$ 38,629	$ 1,166	$ 3,385	$ 43,180
Recapture Rate	108.2 %	102.1 %	82.7 %	105.5 %
Number of Leases	235	9	15	259
Average Months Vacant	-	-	12.8	0.7
Additional Invested Capital	$ 25,849	$ 920	$ 2,753	$ 29,522
Incremental Yield(1)	7.7 %	7.1 %	7.3 %	7.7 %

*Percentage of Total Annualized Portfolio Rental Revenue: 3.6 %

Allocation Based on Number of Leases



91%
9%
Same Tenant
New Tenant



91%
9%
Same Tenant
New Tenant

(1) Incremental yield reflects the yield generated by capital commitments made at the time of re-lease, and is calculated as the incremental cash rents divided by additional invested capital. Incremental cash rents are calculated by subtracting prior rents, or management's estimate of rents to be paid for unimproved space, from the contractual cash rents for the first twelve months following rent commencement.

Q4 2017 Supplemental Operating & Financial Data
24

Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leased, single-tenant properties have a weighted average remaining lease term of approximately 9.5 years.

Total Portfolio [1]					
	Expiring Leases		Approx. Leasable	Rental	% of Rental
Year	Retail	Non-Retail	Sq. Feet	Revenue [2]	Revenue
2018	195	4	2,258,600	$ 8,053	2.8%
2019	262	10	3,853,800	13,279	4.5
2020	213	10	4,166,100	12,614	4.3
2021	294	12	5,284,100	14,869	5.1
2022	358	18	9,758,900	20,152	6.9
2023	471	22	8,109,600	24,436	8.4
2024	218	11	3,844,700	11,641	4.0
2025	333	13	5,179,500	20,172	6.9
2026	315	5	4,685,500	15,762	5.4
2027	535	4	6,199,400	22,417	7.7
2028	298	9	7,087,100	18,169	6.2
2029	400	7	7,386,300	21,473	7.3
2030	95	13	2,718,500	14,768	5.0
2031	283	25	5,563,500	25,209	8.6
2032	81	4	3,060,700	10,776	3.7
2033 - 2043	541	3	7,267,800	38,647	13.2
Totals	4,892	170	86,424,100	$ 292,437	100%

[1] This table sets forth the timing of remaining lease term expirations on our 5,062 net leased, single-tenant properties as of December 31, 2017 and their contribution to rental revenue for the quarter ended December 31, 2017. Excludes 28 multi-tenant properties and 83 vacant properties, including one property that is both vacant and multi-tenant. The lease expirations for properties under construction are based on the estimated completion date of those properties.

[2] Excludes revenue of $5,050 from 28 multi-tenant properties and from 83 vacant properties at December 31, 2017, and $1,412 from sold properties.

Q4 2017 Supplemental Operating & Financial Data 25

26 We estimate FFO per share for 2018 of $3.11 to $3.19. We estimate AFFO per share for 2018 of $3.14 to $3.20, an increase of 3% to 5% over 2017 AFFO per share of $3.06. Summarized below are approximate estimates of the key components of the company’s 2018 earnings guidance: Earnings Guidance Q4 2017 Supplemental Operating & Financial Data Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this Supplemental Operating & Financial Data. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. (1) Excludes tenant reimbursement revenue. 2018 Guidance Net income per share $1.21 to $1.29 Real estate depreciation and impairments per share $1.97 Gains on sales of properties per share ($0.07) FFO per share $3.11 to $3.19 AFFO per share $3.14 to $3.20 Same store rent growth 1.0% Occupancy 98% G&A expenses (% of revenues) (1) 5.0% Property expenses (non-reimbursable) (% of revenues) (1) 1.5% to 2.0% Acquisition volume $1.0 to $1.5 billion Disposition volume $75 to $100 million

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
	William Harman	wharman@rwbaird.com	(414) 298-2337
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Nicholas Joseph	nicholas.joseph@citi.com	(212) 816-1909
	John Ellwanger	john.ellwanger@citi.com	(212) 816-5871
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
	James O. Lykins	jlykins@dadco.com	(212) 576-1845
Edward Jones	Matt Kopsky	matt.kopsky@edwardjones.com	(314) 515-5319
FBR	David Corak	dcorak@fbr.com	(703) 312-1610
	Matt Boone	mboone@fbr.com	(703) 312-1848
Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Michael Knott	mknott@greenstreetadvisors.com	(949) 640-8780
	Andrew Suh	asuh@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
	Venkat Kommineni	vkommineni@janney.com	(646) 840-3219
	Hersh Shintre	hshintre@janney.com	(646) 840-3201
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Michael W. Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689
	Nikita Bely	nikita.bely@jpmorgan.com	(212) 622-0695
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mitsubishi UFG Securities (USA), Inc.	Karin Ford	karin.ford@mufgsecurities.com	(212) 405-7249
	Ryan Cybart	ryan.cybart@mufgsecurities.com	(212) 405-6591
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	(212) 205-7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Kevin Egan	kevin.egan@morganstanley.com	(212) 761-5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Marnie Georges	marnie.georges@raymondjames.com	(727) 567-2638
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
	Alexander Fraser	frasera@stifel.com	(443) 224-1264
UBS	Nick Yulico	nick.yulico@ubs.com	(212) 713-3402
	Frank Lee	frank-a.lee@ubs.com	(415) 352-5679
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354

Realty Income Corporation is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income Corporation or its management. Realty Income Corporation does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

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